UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 22, 2005
(Date of earliest event reported)

Cowlitz Bancorporation

(Exact Name of Registrant as specified in its charter)

Washington	0-23881	91 - 529841
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

927 Commerce Ave.
Longview, Washington 98632
Address of Principal Executive Office and Zip Code

Registrant's telephone number including area code 360-423-9088

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR
230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

            (c)    (1) On December 22, 2005, Cowlitz Bancorporation announced that Gerald  L. Brickey has been hired as Executive Vice President and Chief Financial Officer commencing December 28, 2005. The press release announcing Mr. Brickey's hiring is attached as Exhibit 99.1.

                    (2) Mr. Brickey, age 52, has served as Controller of Pope & Talbot, Inc., a forest products company headquartered in Portland, Oregon, for over five years. Mr. Brickey previously served as Vice President, Assistant Controller of U.S. Bancorp prior to its acquisition by First Bank System in 1997.

                    (3) Mr. Brickey's terms of employment provide for annual compensation of $160,000 with a targeted performance bonus of 25% of annual salary. Mr. Brickey will receive options to purchase 20,000 shares of Cowlitz common stock upon commencement of employment. If Mr. Brickey is terminated by Cowlitz other than for cause, he will be entitled to six months salary as severance. If Mr. Brickey is terminated in connection with a change in control of Cowlitz, he will be entitled to a payment equal to eighteen month's salary and the highest bonus paid to him in the two years prior to the change in control.

Item 9.01	Financial Statements and Exhibits.

	(a)	Not applicable.
	(b)	Not applicable.
	(c)	Exhibits.
99.1 Press Release

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COWLITZ BANCORPORATION (Registrant)

Date:	December 22, 2005	By:	/s/ Richard J. Fitzpatrick
Richard J. Fitzpatrick, Chief Executive Officer